JOINT FILER INFORMATION

Name:	NNS Holding
Address:	89 Nexus Way
Camana Bay, Grand Cayman, KY1-9007 Cayman Islands
Designated Filer:	NNS Holding
Issuer & Ticker Symbol:	Texas Industries, Inc. [TXI]
Date of Event Requiring Statement:	July 1, 2014
Name:	Mr. Nassef Sawiris
Address:	89 Nexus Way
Camana Bay, Grand Cayman, KY1-9007 Cayman Islands
Designated Filer:	NNS Holding
Issuer & Ticker Symbol:	Texas Industries, Inc. [TXI]
Date of Event Requiring Statement:	July 1, 2014
Name:	Mr. Philip Norman
Address	Ogier House, The Esplanade
St Helier, Jersey JE4 9WG, Channel Islands
Designated Filer:	NNS Holding
Issuer & Ticker Symbol:	Texas Industries, Inc. [TXI]
Date of Event Requiring Statement:	July 1, 2014
Name:	Mr. Philip Le Cornu
Address:	Ogier House, The Esplanade
St Helier, Jersey JE4 9WG, Channel Islands
Designated Filer:	NNS Holding
Issuer & Ticker Symbol:	Texas Industries, Inc. [TXI]
Date of Event Requiring Statement:	July 1, 2014

The shares of common stock of the Issuer reported on this Form 4 are directly held by NNS Holding. NNS Holding is an exempted company incorporated in the Cayman Islands with limited liability. Its registered address is 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands. Its principal business is holding diversified industrial and financial investments, and in connection with this NNS Holding is, through one of its wholly owned subsidiaries, a principal shareholder of OCI N.V. The entire share capital of NNS Holding is held by the NNS Jersey Trust, whose beneficiaries are principally Mr. Nassef Sawiris and his descendants.

Mr. Nassef Sawiris is the settlor of the NNS Jersey Trust. He is charged with exploring investment opportunities appropriate for NNS Holding based on his investment expertise. In addition to holding a number of directorships, Mr. Nassef Sawiris is a Director and Chief Executive Officer of OCI N.V., a nitrogen fertilizer producer and construction contractor whose principal business address is Herikwebergweg 238, 1101 CM Amsterdam, The Netherlands. Mr. Sawiris is a citizen of Egypt.

Mr. Philip Norman is a director of NNS Holding. Mr. Norman is a director of Ogier Fiduciary Services, a provider of fiduciary services whose business address is Ogier House, The Esplanade, St Helier, Jersey JE4 9WG, Channel Islands.  Mr. Norman is a British citizen.

Mr. Philip Le Cornu is a director of NNS Holding. Mr. Le Cornu is a director of the Ogier Fiduciary Services, a provider of fiduciary services whose business address is Ogier House, The Esplanade, St Helier, Jersey JE4 9WG, Channel Islands.  Mr. Le Cornu is a British citizen.

By virtue of their directorships of NNS Holding, Mr. Philip Le Cornu and Mr. Philip Norman have the power to vote and dispose of the shares held by NNS Holding. Mr. Sawiris, along with his descendants, are the principal beneficiaries of the trust which owns the shares of NNS Holding.  Mr. Philip Le Cornu, Mr. Philip Norman and Mr. Nassef Sawiris may be deemed to be the beneficial owners of such shares of common stock of the Issuer held by NNS Holding (NNS Holding together with Mr. Nassef Sawiris, Mr. Philip Le Cornu and Mr. Philip Norman, the “Reporting Persons”, each a “Reporting Person”).

Each Reporting Person, other than NNS Holding, disclaims beneficial ownership of these securities, except to the extent of his or its pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, the Reporting Persons, other than NNS Holding, are the beneficial owners of all such equity securities covered by this statement.

Signature of Reporting Persons:	NNS Holding:
By: /s/ Philip Le Cornu

Name: Mr. Philip Le Cornu
Title: Director of NNS Holding
Date: July 3, 2014

By: /s/ Philip Norman

Name: Mr. Philip Norman
Title: Director of NNS Holding
Date: July 3, 2014

Mr. Nassef Sawiris:

/s/ Nassef Sawiris

Date: July 3, 2014